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FOR IMMEDIATE RELEASE
April 23, 2004

Contact: William M. Gilfillan
Executive Vice President and Chief Financial Officer
Phone: (718) 855-3555

Atlantic Liberty Financial Corp.
Reports Earnings for Quarter and Year Ended March 31, 2004 and
Increases Quarterly Dividend.

BROOKLYN, NY Atlantic Liberty Financial Corp,
(Nasdaq:ALFC),the holding company of Atlantic
Liberty Savings, F.A.(the Bank) announced earnings of
$313,000 or $0.20 per share ($0.19 on a fully diluted basis) for the quarter ended March 31, 2004 as compared to $287,000 or $0.18 pershare for the quarter ended March 31, 2003 an increase of 9.1%. Earnings for the year ended March 31, 2004 increased 16.5% to $1,383,000 or $0.87 per share
($0.86 on a fully diluted basis)from $1,187,000 for fiscal 2003. Earnings per share are calculated beginning with the date of the Banks conversion from mutual to stock form (October 22, 2002).

At its April meeting, the Board of Directors increased its quarterly cash dividend to $0.06 per share from $0.05 per share to be paid on May 19, 2004 to shareholders of record on May 5, 2004.

The Company also announced today that in accordance with the stock repurchase plan previously approved, the Company acquired 19,400 shares of its outstanding common stock during the three months ended
March 31, 2004.

The increase in earnings for the quarter ended March 31, 2004 was primarily due an increase of $114,000 in net interest income, partially offset by a decrease of $7,000 in non interest income and increases of $45,000 in non interest expense and $36,000 in income tax expense.
The increase in net interest income for the quarter ended
March 31, 2004 compared to the comparable period in 2003 was attributable to a $20.1 million increase in interest earning assets, partially offset by a reduction in our net interest spread of 27 basis points to 4.08% from 4.35%. Net interest margin for the quarter ended March 31, 2004 compared to the same period in 2003 decreased 32 basis points to 4.33% from 4.65%.

Non interest income decreased $7,000 due principally to decreases of $14,000 from loan prepayment penalties and other miscellaneous mortgage fees and $8,000 in income received from our investment in Bank Owned Life Insurance
(BOLI), partially offset by an increase of $15,000 in savings and checking account fees. The increase in non interest expense for the quarter ended March 31, 2004 of $45,000 included increases of $30,000 in salaries and employee benefits, $5,000 in directors compensation, $15,000 in legal fees, and $5,000 in miscellaneous expense, partially offset by a decrease of $10,000 in equipment expense. There was no provision for loan losses during the three month periods ended March 31, 2004, and 2003. The allowance for loan losses was $582,000 or 0.51% of loans outstanding at March 31, 2004 as compared with $484,000 or 0.48% of loans outstanding at March 31, 2003. The allowance for loan losses at March 31, 2004 was 603.7% of non performing loans and 381.1% of non performing loans at March 31, 2003. Non performing loans represented 0.08% of total loans at March 31, 2004 and 0.12% of total loans at March 31, 2003.

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The increase in earnings for the year ended March 31, 2004 was primarily due to increases of $538,000 in net interest income and $69,000 in non interest income, as well as a decrease of $40,000 in the provision for loan losses partially offset by increases of $214,000 in non interest expense and $237,000 in income tax expense. The increase in net interest income of $538,000 for the year ended March 31, 2004 as compared to the comparable period in 2003 resulted from an increase of $11.7 million in interest earning assets, partially offset by a decrease in our net interest spread of 5 basis points to 4.11% from 4.16%.
Net interest margin for the year ended March 31, 2004 increased
2 basis points to 4.39% from 4.37% in the prior fiscal year.

Non interest income for the year ended March 31, 2004 increased $69,000 as compared to the year ended March 31, 2003 primarily due to increases of $35,000 in savings and checking account fees and $61,000 in income on our investment in BOLI, partially offset by decreases of $19,000 in loan prepayment penalties and other miscellaneous mortgage fees and $10,000 in net credit report and appraisal fees. The increase in non interest expense of $214,000 was primarily due to increases of $181,000 in salaries and benefits, $18,000 in Directors compensation, $57,000 in occupancy expenses, $87,000 in legal expense and $63,000 in miscellaneous expense, partially offset by a decrease of $192,000 in equipment expense. There was no provision for losses during the year ended March 31, 2004 and a provision of $40,000 for the year ended March 31, 2003.
During the year ended March 31, 2004, we recorded a $98,000 recovery of a previously charged off loan.

Our assets increased $22.8 million or 16.6% to $160.0 million at March 31, 2004 from $137.2 million at March 31, 2003. During the year ended March 31, 2004, net loans receivable increased $12.4 million, or 12.3% to $113.1 million from $100.7 million.
The increase resulted principally from the increased origination of one-to-four family mortgage loans as well as an increase of $15.5 million in commercial mortgages, of which $8.3 million were purchased from other financial institutions.

During the year ended March 31, 2004, mortgage backed securities increased $9.1 million, or 40.1%, to $31.8 million from $22.7 million at March 31, 2003, reflecting new purchases of $19.8 million, partially offset by pre-payments and amortization of $ 10.7 million. Other investment securities increased $3.3 million to $4.3 million at March 31, 2004 from $1.0 million at March 31, 2003. The increase in mortgage backed securities and other investment securities reflects managements decision to implement a leverage strategy which locked in a positive interest rate spread.

The increase in assets was primarily funded by a net increase in advances from the FHLB of New York of $21.6 million to $23.2 million at March 31, 2004 from $1.6 million at March 31, 2003.
In addition, deposits of $107.9 million at March 31, 2004 increased $400,000 or 0.4% from $107.5 million at March 31, 2003. Stockholders equity increased $1.1 million, or 4.5%, to $26.2 million at March 31, 2004 primarily the result of including net income for the year ended March 31, 2004 of $1.4 million, partially offset by treasury stocks purchases of $400,000.
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
Selected Financial Condition Data: 	     At March 31,
					2004		2003
					    (In Thousands)

Total Assets 		 	$    160,009 	 $     137,196
Loans Receivable net (1) 	     113,059 	       100,655
Securities Available for Sale 	       3,421 		 1,703
Securities Held to Maturity 	      32,707 		22,025
Deposits 		             107,861 	       107,515
Total Borrowings 		      23,200 		 1,600
Stockholders' Equity 		      26,231 		25,091

				   Three Months Ended March 31,   Year Ended March 31,
				        2004	    2003	  2004		2003
					(In thousands, except for per share data)
Selected Operating Data:

Interest Income 		    $     2,203   $ 2,030	   $ 8,390   $ 8,182
Interest Expense 		            565       506 	     2,151     2,481
Net Interest Income 			  1,638     1,524 	     6,239     5,701
Provision for Loan Losses 		    -	       -	       -	  40
Net interest income after
provision for loan losses 		  1,638     1,524 	     6,239     5,661
Non-interest income 			    109       116              414       345
Non-interest expense 			  1,184     1,139 	     4,138     3,924
Income before income taxes 		    563       501 	     2,515     2,082
Income taxes				    250       214 	     1,132       895
Net income 		   		    313       287 	     1,383     1,187
Net Income per share basic		 $ 0.20   $  0.18        $    0.87       N/A
Net Income per share fully diluted 	 $ 0.19      N/A	 $    0.86 	 N/A
(1) The allowance for loan losses
was $581,882 and $483,882 at
March 31, 2004 and 2003, respectively.

Selected Financial Ratios and Other Data:    	     <c>		<c>
						At or for the Year  Ended March31,
Performance Ratios: 				    2004		2003

Return on Average Assets 		            0.92%		0.87%
Return of Average Equity 		            5.35%		8.31%
Interest Rate Spread				    4.11%		4.16%

Asset Quality Ratios:

Non-performing assets to total assets 		    0.11%		0.15%
Allowance for loan losses to
non performing loans				   603.7%	      381.10%
Allowance for loan losses to
total loans receivable  			    0.51%		0.48%

Capital Ratio:
Equity to total assets				   16.39%		18.29%
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